Exhibit 99.1

PRESS RELEASE

CONTACT:
Brian L. Cantrell
Alliance Holdings GP, L.P.
1717 South Boulder Avenue, Suite 400
Tulsa, Oklahoma 74119
(918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 3.8% to $0.4825 Per Unit and Reports Record Quarterly Financial Results

TULSA, OKLAHOMA, July 26, 2010 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner declared a quarterly cash distribution for the quarter ended June 30, 2010 (the “2010 Quarter”) of $0.4825 per unit, or an annualized rate of $1.93 per unit, which will be paid on August 19, 2010, to AHGP’s unitholders of record as of the close of trading on August 12, 2010.

The announced distribution represents a 12.9% increase over the $0.4275 per unit distribution (an annualized rate of $1.71 per unit) for the quarter ended June 30, 2009 (the “2009 Quarter”) and an increase of 3.8% over the first quarter 2010 distribution of $0.465 per unit (an annualized rate of $1.86 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). ARLP today announced a quarterly distribution for the 2010 Quarter of $0.81 per unit, or $3.24 per unit on an annualized basis, payable on August 13, 2010 to all unitholders of record as of the close of trading on August 6, 2010. (See ARLP Press Release dated July 26, 2010.)

AHGP also reported record net income for the 2010 Quarter of $46.2 million, or $0.77 per basic and diluted limited partner unit, an increase of 79.8% compared to net income for the 2009 Quarter of $25.7 million, or $0.43 per basic and diluted limited partner unit. For the six months ended June 30, 2010, AHGP’s net income increased 35.2% to a record $87.3 million, or $1.46 per basic and diluted limited partner unit, compared to net income for the six months ended June 30, 2009 of $64.5 million, or $1.08 per basic and diluted limited partner unit.

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $29.8 million, or $119.2 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2010 an estimated $3.8 million in general and administrative expenses. At June 30, 2010, AHGP had no borrowings outstanding under its revolving credit facility.

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AHGP and ARLP will discuss their 2010 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern. To participate in the conference call, dial (866) 543-6405 and provide pass code 98054809. International callers should dial (617) 213-8897 and provide the same pass code. Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 11919075. International callers should dial (617) 801-6888 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and the ARLP Partnership’s ability to respond to the competition; decreases in coal prices, which could adversely affect the ARLP Partnership’s operating results and cash flows; risks associated with the ARLP Partnership’s expansion of its operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; weakness in global economic conditions or in industries in which our customers operate; liquidity constraints, including those resulting from the cost or unavailability of financing due to current capital market conditions; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon dioxide emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including issues related to climate change and miner health and safety; the ARLP Partnership’s productivity levels and margins it earns on coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; the ARLP Partnership’s ability to maintain satisfactory relations with its employees; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension and other post-retirement benefit liabilities; coal market’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy, such as natural gas, nuclear energy and renewable fuels; replacement of coal reserves; a loss or reduction of benefits from certain tax credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in its commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 3, 2010 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

SALES AND OPERATING REVENUES:
Coal sales	$385,905	$287,620	$750,064	$599,880
Transportation revenues	8,821	12,794	18,526	23,684
Other sales and operating revenues	5,523	3,384	12,276	9,425

Total revenues	400,249	303,798	780,866	632,989

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	246,702	204,477	485,969	400,853
Transportation expenses	8,821	12,794	18,526	23,684
Outside coal purchases	4,544	432	6,386	5,192
General and administrative	11,823	9,573	23,026	19,690
Depreciation, depletion and amortization	35,677	28,272	71,973	55,622

Total operating expenses	307,567	255,548	605,880	505,041

INCOME FROM OPERATIONS	92,682	48,250	174,986	127,948
Interest expense	(7,439)	(7,808)	(15,034)	(15,789)
Interest income	49	296	101	944
Other income	304	202	154	428

INCOME BEFORE INCOME TAXES	85,596	40,940	160,207	113,531
INCOME TAX EXPENSE (BENEFIT)	422	(201)	591	226

NET INCOME	85,174	41,141	159,616	113,305
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(38,940)	(15,432)	(72,354)	(48,770)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$46,234	$25,709	$87,262	$64,535

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.77	$0.43	$1.46	$1.08

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.465	$0.415	$0.9175	$0.8175

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,947	$24,361
Trade receivables	121,877	91,223
Other receivables	2,692	3,159
Due from affiliate	1,675	—
Inventories	52,931	64,357
Advance royalties	3,629	3,629
Prepaid expenses and other assets	3,759	8,889

Total current assets	199,510	195,618

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	1,510,054	1,378,914
Less accumulated depreciation, depletion and amortization	(607,406)	(556,370)

Total property, plant and equipment, net	902,648	822,544

OTHER ASSETS:
Advance royalties	27,768	26,802
Other long-term assets	26,983	9,303

Total other assets	54,751	36,105

TOTAL ASSETS	$1,156,909	$1,054,267

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$67,306	$63,496
Due to affiliates	434	27
Accrued taxes other than income taxes	15,690	10,792
Accrued payroll and related expenses	27,438	22,101
Accrued interest	2,920	2,918
Workers’ compensation and pneumoconiosis benefits	10,043	9,886
Current capital lease obligation	310	324
Other current liabilities	13,644	11,205
Current maturities, long-term debt	18,000	18,000

Total current liabilities	155,785	138,749

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	427,000	422,000
Pneumoconiosis benefits	36,224	34,344
Accrued pension benefit	19,618	19,696
Workers’ compensation	60,519	53,845
Asset retirement obligations	53,991	53,116
Due to affiliates	456	314
Long-term capital lease obligation	314	460
Other liabilities	9,336	9,043

Total long-term liabilities	607,458	592,818

Total liabilities	763,243	731,567

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding, respectively	302,079	269,742
Accumulated other comprehensive loss	(7,220)	(7,465)

Total AHGP Partners’ Capital	294,859	262,277
Noncontrolling interests	98,807	60,423

Total Partners’ Capital	393,666	322,700

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,156,909	$1,054,267

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2010	2009

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$257,671	$163,118

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(174,848)	(174,685)
Changes in accounts payable and accrued liabilities	(9,913)	8,364
Proceeds from sale of property, plant and equipment	102	1
Purchase of marketable securities	—	(4,527)
Receipts of prior advances on Gibson rail project	1,032	1,223

Net cash used in investing activities	(183,627)	(169,624)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	66,500	—
Payments under revolving credit facilities	(61,500)	—
Payments on capital lease obligation	(160)	(173)
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(1,265)	(791)
Distributions paid by consolidated partnership to noncontrolling interests	(33,775)	(31,022)
Distributions paid to Partners	(54,925)	(48,938)

Net cash used in financing activities	(85,125)	(80,924)

EFFECT OF CURRENCY TRANSLATION ON CASH	(333)	187

NET CHANGE IN CASH AND CASH EQUIVALENTS	(11,414)	(87,243)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	24,361	246,708

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,947	$159,465

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